UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 15, 2024, Walgreens Boots Alliance, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter and fiscal year ended August 31, 2024 and related matters. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated in this Item 2.02 by reference.

The information in this Item 2.02, including the exhibit attached hereto, and the information under Item 7.01 below, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 14, 2024, the Board of Directors of the Company approved a plan to optimize its footprint and close underperforming stores, primarily within the Company’s U.S. Retail Pharmacy segment (the “Footprint Optimization Program”). The Company believes that execution of this program will realign the Company’s footprint with evolving demographic trends and enhance its capacity to respond more effectively to shifts in consumer behavior and buying preferences. This increased agility in adapting to a changing environment is a key objective of the Company’s strategic review, and a critical area in which the Company aims to close the competitive gap with peers that have taken similar initiatives over the past years. The Company expects the economic benefits of this program will begin to be tangible in fiscal 2025.

The Footprint Optimization Program includes plans to close approximately 900 to 1,000 stores primarily across the U.S. by the end of fiscal 2027. The cadence of expected store closures prioritizes estimated cash flow benefits, underperforming locations, and lease expirations. The program is expected to be accretive to adjusted operating income and cash flows beginning in fiscal 2025, net of closure costs, with the possible benefits scaling as underlying leases expire. Including the remaining approximately 300 stores approved but not yet closed under the Transformational Cost Management Program, the Company expects to close an aggregate of 1,200 to 1,300 stores over the next three years, including approximately 500 stores projected to close in fiscal 2025. The Company also intends to follow its historic practice of redeploying the majority of the workforce in those stores that are closed.

The Company currently estimates that it will recognize cumulative pre-tax charges to its GAAP financial results of approximately $2.2 billion to $2.4 billion, including costs associated with lease obligations and other real estate costs, asset impairments, and employee severance and other exit costs. The Company expects to incur pre-tax charges of approximately $1.8 billion to $2.0 billion for lease obligations and other real estate costs including runoff costs associated with location optimization under prior programs, approximately $300 million of asset impairments, and approximately $100 million for employee severance and other exit costs. The Company estimates that approximately 90% of these cumulative pre-tax charges will result in future cash expenditures.

The amounts and timing of all estimates are subject to change until finalized. The actual amounts and timing may vary materially based on various factors. See Part I, Item 1A Risk factors of our Form 10-K for the fiscal year ended August 31, 2023, as amended and “Cautionary Note Regarding Forward-Looking Statements” below.

Item 7.01. Regulation FD Disclosure.

On October 15, 2024, the Company is conducting a conference call and webcast beginning at 8:30 a.m. Eastern time regarding its results for the fiscal quarter and fiscal year ended August 31, 2024 and related matters.

Slides prepared for the purposes of the conference call are available on the Company’s investor relations website at http://investor.walgreensbootsalliance.com. A link to the conference call will be available on the Company’s investor relations website at: http://investor.walgreensbootsalliance.com.

Cautionary Note Regarding Forward-Looking Statements: This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “estimate,” “expect,” “plan,” “intend,” “believe,” “aim,” “will,” “should,” “could,” “would,” and other similar expressions. All statements in this current report on Form 8-K that are not historical are forward-looking statements, including, without limitation, statements related to whether the Company will achieve the associated objectives with its Footprint Optimization Program, whether the costs and charges associated with optimization initiatives will exceed current estimates and forecasts, its ability to realize expected savings and benefits in the amounts and at the times anticipated, the timing of store closures, actual employee severance, asset impairments and other factors affecting inventory value, factors relating to real estate, including the timing and amount of sublease income and other lease expense, changes in management’s assumptions, including the Company’s ability to redeploy its existing workforce and performance and foot traffic of remaining stores, its ability to achieve anticipated financial results, risks associated with acquisitions, divestitures, joint ventures and strategic investments, outcomes of legal and regulatory matters, and changes in legislation or regulations. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, including our ability to execute on the Footprint Optimization Program and the risks and uncertainties described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2023, in Item 1A (Risk Factors) in our Quarterly Reports on Form 10-Q and in other documents that we file or furnish with the Securities and Exchange Commission, that could cause actual results to vary materially from those indicated or anticipated.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this current report on Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Walgreens Boots Alliance, Inc. dated October 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 15, 2024	By:	/s/ Manmohan Mahajan
	Title:	Global Chief Financial Officer